EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



July 27, 2006

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, D.C. 20549

Re:     Gateway Distributors, Ltd. - Form S-8

Gentlemen:

     We have acted as counsel to Gateway Distributors, Ltd., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 7,000,000,000 shares of its common stock, ("Stock Shares"), $0.001 par value per share, which are issuable pursuant to the Company's Non-Employee Consultants Retainer Stock Plan for the Year 2006. We hereby consent to all references to our firm included in this Registration Statement, including the opinion of legality.

                                   Very truly yours,

                                   /s/  Glast, Phillips, & Murray, P.C.